Exhibit 99.1

C/O COMPUTERSHARE
480 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:59 p.m. Eastern Daylight Time on July 29, 2021. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on August 3, 2021. In either case, please be sure to have your proxy card in hand when you access the website, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/NYCB2021SM.
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on July 29, 2021. For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on August 3, 2021.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D55824-S25532 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
NEW YORK COMMUNITY BANCORP, INC.
The Board of Directors recommends you vote FOR proposals 1 and 2: For Against Abstain
1. A proposal to approve the issuance of New York Community Bancorp, Inc. (“NYCB”) common stock to holders of Flagstar Bancorp, Inc. (“Flagstar”) common stock pursuant to the Agreement and Plan of Merger, dated as of April 24, 2021 (as it may be amended from time to time), by and among NYCB, 615 Corp. and Flagstar (the “NYCB share issuance proposal”).
2. A proposal to adjourn the NYCB special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the NYCB share issuance proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of NYCB common stock.
NOTE: If any other business is presented at the NYCB special meeting or any adjournment or postponement thereof, this proxy will be voted by the proxies in their best judgment.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

NEW YORK COMMUNITY BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS
August 4, 2021
10:00 a.m., Eastern Daylight Time
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2020 Form 10-K, are available at www.proxyvote.com.
D55825-S25532
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
NEW YORK COMMUNITY BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS
August 4, 2021
10:00 a.m., Eastern Daylight Time
Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on August 4, 2021, at 10:00 a.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/NYCB2021SM, and at any and all adjournments thereof, as set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. Except as set forth in the following paragraph, if no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
If you hold shares of Common Stock of the Company through the New York Community Bancorp, Inc. Employee Savings Plan (the “401(k) Plan”) or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”), or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to the plan account(s) by 11:59 p.m., Eastern Daylight Time, on July 29, 2021, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants as of that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by the Company.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE
(Continued, and to be marked, dated, and signed on the reverse side)